UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500 Cornwall Avenue, Bellingham, Washington		98225
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 21, 2009, Horizon Financial Corp. (the “Company”) received a notice from The NASDAQ Stock Market stating that for the last 30 consecutive business days, the Company’s common stock has not maintained a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 as required for continued listing on the Nasdaq Global Select Market or Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(1)(C) (the “Rule”).  In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company will be provided 90 calendar days, or until March 22, 2010, to regain compliance.  If, at anytime before March 22, 2010, the MVPHS of the Company’s common stock is $5,000,000 or greater for a minimum of 10 consecutive trading days, NASDAQ will provide the Company written notification that the Company complies with the Rule.  If compliance with the Rule cannot be demonstrated by March 22, 2010, NASDAQ will provide the Company written notification that the Company’s securities will be delisted, at which time the Company may appeal the determination.

During the 90 calendar day period described above, the Company will consider its alternatives, including whether to apply to transfer its securities to The Nasdaq Capital Market.

A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

On November 10, 2009, the Company filed a Current Report on Form 8-K with the Securities and Exchange Commission (“November Form 8-K”) reporting receipt of a letter from The NASDAQ Stock Market indicating that, for the 30 consecutive business days preceding the date of that letter, the bid price of the Company’s common stock had closed below the $1.00 minimum bid price required for continued listing on the Nasdaq Global Market under Marketplace Rule 5450(a)(1).  The Company has until May 5, 2010, to regain compliance with the minimum bid price rule.  Additional details regarding the November 10, 2009 NASDAQ notice is contained in the November Form 8-K.

Item 9.01 - Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Horizon Financial Corp. Press Release dated December 28, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: December 28, 2009	By:	/s/ Richard P. Jacobson
Richard P. Jacobson
Chief Executive Officer and President

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